SECOND AMENDMENT

This Second Amendment (“Second Amendment”), to the Investment Agreement dated May 17, 2010 (the "Investment Agreement") between Dutchess Opportunity Fund, II, LP ("Dutchess") and Axiologix Education Corporation, (the "Company"), is made this 17th day of September, 2010.

WHEREAS, it is in the best interest of both parties to facilitate (the "Facilitation") the amendments in connection with the Investment Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

1.

Amendment to the Investment Agreement.

(C)  COMPANY’S RIGHT TO SUSPEND.  On each Put Notice submitted to the Investor by the Company, the Company shall automatically withdraw the portion of the Put Amount if the Common Stock is less than six cents (6/100) per share (“Fixed Suspension Price”).  In the event the Common Stock falls below the Fixed Suspension Price, the Put shall be temporarily suspended.  The Put shall resume at such time as the Common Stock is above the Fixed Suspension Price, provided the dates for the Pricing Period for that particular Put are still valid.  In the event the Pricing Period has been completed any shares above the Fixed Suspension Price due to the Investor shall be sold to the Investor by the Company under the terms of the Agreement.  The Fixed Suspension Price may not be changed by the Company.

2.

No other terms, rights or provisions of the Investment Agreement are or should be considered to have been modified by the terms of this Addendum and each party retains all other rights, obligations, privileges and duties contained in Investment Agreement.

Agreed and Accepted, and duly authorized to sign, on this 17th day of September, 2010

/s/ Douglas H. Leighton

By Dutchess:  ___________________________________________________

                                 Douglas H. Leighton, Managing Director

/s/ John Daglis

By Company:___________________________________________________

         John Daglis, Chief Executive Officer